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                                                                    Exhibit 10.7


                          TRANSITION SERVICES AGREEMENT

                                     between

                        THE DUN & BRADSTREET CORPORATION

                                       and

                      THE NEW DUN & BRADSTREET CORPORATION



                            Dated as of June 30, 1998





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                                TABLE OF CONTENTS


                                                                           Page

                                    ARTICLE I

                                                  SERVICES PROVIDED........  1
         1.1      Transition Services......................................  1
         1.2      Personnel................................................  1
         1.3      Representatives..........................................  1
         1.4      Level of Transition Services.............................  2
         1.5      Limitation of Liability..................................  2
         1.6      Force Majeure............................................  3
         1.7      Modification of Procedures...............................  3
         1.8      Provider Access..........................................  3

                                   ARTICLE II

                                                    COMPENSATION...........  3
         2.1      Consideration............................................  3
         2.2      Invoices.................................................  4
         2.3      Payment of Invoices......................................  4
         2.4      Late Payment.............................................  4

                                   ARTICLE III

                                                   CONFIDENTIALITY.........  4
         3.1      Obligation...............................................  4
         3.2      Care and Inadvertent Disclosure..........................  4

                                   ARTICLE IV

                                                TERM AND TERMINATION.......  5
         4.1      Term.....................................................  5
         4.2      Termination..............................................  5
         4.3      Termination of Obligations...............................  5
         4.4      Survival of Certain Obligations..........................  5

                                    ARTICLE V

                                                 DISPUTE RESOLUTION........  6
         5.1      Dispute Resolution.......................................  6

                                      -i-

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                                   ARTICLE VI

                                                                           Page
                                                    MISCELLANEOUS..........  6
         6.1      Complete Agreement; Construction.........................  6
         6.2      Other Ancillary Agreements...............................  6
         6.3      Counterparts.............................................  6
         6.4      Survival of Agreements...................................  6
         6.5      Notices..................................................  6
         6.6      Waivers..................................................  7
         6.7      Amendments...............................................  7
         6.8      Assignment...............................................  7
         6.9      Successors and Assigns...................................  7
         6.10     Subsidiaries.............................................  7
         6.11     Third Party Beneficiaries................................  7
         6.12     Title and Headings.......................................  7
         6.13     Appendices...............................................  8
         6.14     GOVERNING LAW............................................  8
         6.15     Consent to Jurisdiction..................................  8
         6.16     Severability.............................................  8
         6.17     Laws and Government Regulations..........................  8
         6.18     Relationship of Parties..................................  8
         6.19     Definitions..............................................  9


                                      -ii-

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                          TRANSITION SERVICES AGREEMENT


                  TRANSITION SERVICES AGREEMENT dated as of June 30, 1998, between THE DUN & BRADSTREET CORPORATION, a Delaware corporation (the "Corporation"), and THE NEW DUN & BRADSTREET CORPORATION, a Delaware corporation ("New D&B").


                              W I T N E S S E T H :


                  WHEREAS, the Corporation and New D&B have entered into a Distribution Agreement dated as of the date hereof (the "Distribution Agreement") pursuant to which, among other matters, New D&B has agreed to provide, or cause one or more of its Subsidiaries to provide, to the Corporation certain transitional, administrative and support services on the terms set forth in this Agreement and the Appendices hereto.

                  NOW, THEREFORE, subject to the terms, conditions, covenants and provisions of this Agreement, each of the Corporation and New D&B mutually covenant and agree as follows:

                                    ARTICLE I

                                SERVICES PROVIDED

                  1.1 Transition Services. Upon the terms and subject to the conditions set forth in this Agreement, with respect to each of those services set forth in an Appendix hereto, each of which Appendices is made a part of this Agreement, New D&B will provide to the Corporation the services indicated in such Appendix (hereinafter referred to individually as a "Transition Service", and collectively as the "Transition Services") during the time period for each such Transition Service set forth in such Appendix (hereinafter referred to as the "Time Periods" for all of the Transition Services, and the "Time Period" for each Transition Service).

                  1.2 Personnel. In providing the Transition Services, New D&B as it deems necessary or appropriate in its sole discretion, may (i) use its personnel and that of its Affiliates, and (ii) employ the services of third parties to the extent such third party services are routinely utilized to provide similar services to other businesses of New D&B or are reasonably necessary for the efficient performance of any of such Transition Services. The Corporation may retain at its own expense its own consultants and other professional advisers.

                  1.3 Representatives. Each of the Corporation and New D&B shall nominate a representative to act as its primary contact person for the provision of all of the Transition Services (collectively, the "Primary Coordinators"). The initial Primary Coordinators shall be Anna Patruno for the Corporation and Chester Geveda, Jr. for New D&B. The initial coordinators for each specific Transition Service shall be the individuals named in the Appendix relating to such Transition Service (the "Service Coordinators"). Each party may treat an act of a Primary Coordinator or Service Coordinator of another party as being authorized by such other party


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                                                                               2

without inquiring behind such act or ascertaining whether such Primary Coordinator or Service Coordinator had authority to so act. New D&B and the Corporation shall advise each other in writing of any change in the Primary Coordinators and any Service Coordinator for such Transition Service, setting forth the name of the Primary Coordinator or Service Coordinator to be replaced and the name of the replacement, and certifying that the replacement Primary Coordinator or Service Coordinator is authorized to act for such party in all matters relating to this Agreement. Each of the Corporation and New D&B agree that all communications relating to the provision of the Transition Services shall be directed to the Primary Coordinators.

                  1.4 Level of Transition Services. (a) New D&B shall perform the Transition Services for which it is responsible hereunder following commonly accepted standards of care in the industry and exercising the same degree of care as it exercises in performing the same or similar services for its own account as of the date of this Agreement, with priority equal to that provided to its own businesses or those of any of its Affiliates, Subsidiaries or divisions. Nothing in this Agreement shall require New D&B to favor the businesses of the Corporation over its own businesses or those of any of its Affiliates, Subsidiaries or divisions.

                  (b) New D&B shall not be required to provide the Corporation with extraordinary levels of Transition Services, special studies, training, or the like or the advantage of systems, equipment, facilities, training, or improvements procured, obtained or made after the Distribution Date by New D&B.

                  (c) In addition to being subject to the terms and conditions of this Agreement for the provision of the Transition Services, the Corporation agrees that the Transition Services provided by third parties shall be subject to the terms and conditions of any agreements between New D&B and such third parties. New D&B shall consult with the Corporation concerning the terms and conditions of any such agreements to be entered into, or proposed to be entered into, with third parties after the date hereof but the Corporation shall have no right to require New D&B to reject or amend any of such terms and conditions.

                  1.5 Limitation of Liability. In the absence of gross negligence or willful misconduct on the part of New D&B, and whether or not New D&B is negligent, New D&B shall not be liable for any claims, liabilities, damages, losses, costs, expenses (including, but not limited to, settlements, judgments, court costs and reasonable attorneys' fees), fines and penalties, arising out of any actual or alleged injury, loss or damage of any nature whatsoever in providing or failing to provide Transition Services for which it is responsible hereunder to the Corporation. Notwithstanding anything to the contrary contained herein, in the event New D&B commits an error with respect to or incorrectly performs or fails to perform any Transition Service, at the Corporation's request, New D&B shall use reasonable efforts and good faith to correct such error, re-perform or perform such Transition Service at no additional cost to such Recipient; provided, that New D&B shall have no obligation to recreate any lost or destroyed data to the extent the same cannot be cured by the re-performance of the Transition Service in question.

                  1.6 Force Majeure. Any failure or omission by a party in the performance of any obligation under this Agreement shall not be deemed a breach of this Agreement or create any liability, if the same arises from any cause or causes beyond the control of such party, including, but not limited to, the following, which, for purposes of this Agreement shall be regarded as beyond the control of each of the parties hereto: acts of God, fire, storm, flood, earthquake, governmental


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                                                                               3

regulation or direction, acts of the public enemy, war, rebellion, insurrection, riot, invasion, strike or lockout; provided, however, that such party shall resume the performance whenever such causes are removed. Notwithstanding the foregoing, if such party cannot perform under this Agreement for a period of forty-five (45) days due to such cause or causes, the affected party may terminate the Agreement with the defaulting party by providing written notice thereto.

                  1.7 Modification of Procedures. New D&B may make changes from time to time in its standards and procedures for performing the Transition Services for which it is responsible hereunder. Notwithstanding the foregoing sentence, unless required by law, New D&B shall not implement any substantial changes affecting the Corporation unless:

                  (a) New D&B has furnished the Corporation written notice (which may be the same notice New D&B shall provide its own businesses) thereof;

                  (b) New D&B changes such procedures for its own businesses at the same time; and

                  (c) New D&B gives the Corporation a reasonable period of time for the Corporation (i) to adapt its operations to accommodate such changes or (ii) to reject the proposed changes. In the event the Corporation fails to accept or reject a proposed change on or before a date specified in such notice of change, the Corporation shall be deemed to have accepted such change. In the event the Corporation rejects a proposed change but does not terminate this Agreement, the Corporation agrees to pay any charges resulting from New D&B's need to maintain different versions of the same systems, procedures, technologies, or services or resulting from requirements of third party vendors or suppliers.

                  1.8 Provider Access. To the extent reasonably required for personnel of New D&B to perform the Transition Services hereunder, the Corporation shall provide personnel of New D&B with access to its equipment, office space, plants, telecommunications and computer equipment and systems, and any other areas and equipment.


                                   ARTICLE II

                                  COMPENSATION

                  2.1 Consideration. As consideration for the Transition Services, the Corporation shall pay to New D&B the amount specified for each such Transition Service as set forth in the Appendix relating to such Transition Service.

                  2.2 Invoices. After the end of each month, New D&B together with such party's Affiliates or Subsidiaries providing Transition Services will submit one invoice to the Corporation for all Transition Services provided to the Corporation and its Subsidiaries by New D&B during such month. Such monthly invoices shall be issued no later than the fifteenth day of each succeeding month. Each invoice shall include a summary list of the previously agreed upon Transition Service for which there are fixed dollar fees, together with documentation supporting each of the invoiced amounts that are not covered by the fixed fee agreements. The total amount set forth on such summary list and such supporting detail shall equal the invoice total, and will be


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provided under separate cover apart from the invoice. All invoices shall be sent to the attention of Service Coordinator of the Corporation at the address set forth in Section 6.5 hereof or to such other address as the Corporation shall have specified by notice in writing to New D&B.

                  2.3 Payment of Invoices. (a) Payment of all invoices in respect of a Transition Service shall be made by check or electronic funds transmission in U.S. Dollars, without any offset or deduction of any nature whatsoever, within thirty (30) days of the invoice date unless otherwise specified in the Appendix relating to such Transition Service. All payments shall be made to the account designated by New D&B, with written confirmation of payment sent by facsimile to the Service Coordinator or other person designated thereby.

                  (b) If any payment is not paid when due, New D&B shall have the right, without any liability to the Corporation, or anyone claiming by or through the Corporation, to immediately cease providing any or all of the Transition Services provided by New D&B to the Corporation, which right may be exercised by New D&B in its sole and absolute discretion.

                  2.4 Late Payments. Any payments owing to New D&B pursuant to this Agreement that are not paid when due (other than as a result of a delay directly caused by New D&B or its affiliates) shall bear interest at the rate of one and one-half (1-1/2) percent per month, but in no event to exceed the highest lawful rate of interest, calculated from the date such amount was due until the date payment is received by New D&B.


                                   ARTICLE III

                                 CONFIDENTIALITY

                  3.1 Obligation. Each party and its Subsidiaries shall not use or permit the use of (without the prior written consent of the other parties) and shall keep, and shall cause its consultants and advisors to keep, confidential all information concerning the other party received pursuant to or in connection with this Agreement.

                  3.2 Care and Inadvertent Disclosure. With respect to any confidential information, each party agrees as follows:

                  (a) it shall use the same degree of care in safeguarding said information as it uses to safeguard its own information which must be held in confidence; and

                  (b) upon the discovery of any inadvertent disclosure or unauthorized use of said information, or upon obtaining notice of such a disclosure or use from the other party, it shall take all necessary actions to prevent any further inadvertent disclosure or unauthorized use, and, subject to the provisions of Section 1.5 above, such other party shall be entitled to pursue any other remedy which may be available to it.



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                                                                               5

                                   ARTICLE IV

                              TERM AND TERMINATION

                  4.1 Term. This Agreement shall become effective on the Distribution Date and shall remain in force until the expiration of the longest Time Period specified in any Appendix hereto, including any extension thereof, unless this Agreement is terminated under Sections 1.6, 4.2 or 6.16 prior to the end of such Time Period.

                  4.2 Termination. If any party (hereafter called the "Defaulting Party") shall fail to perform or default in the performance of any of its obligations under this Agreement (other than a payment default), the party entitled to the benefit of such performance (hereinafter referred to as a "Non-Defaulting Party") may give written notice to the Defaulting Party specifying the nature of such failure or default and stating that the Non-Defaulting Party intends to terminate this Agreement with respect to the Defaulting Party if such failure or default is not cured within fifteen days of such written notice. If any failure or default so specified is not cured within such fifteen day period, the Non-Defaulting Party may elect to immediately terminate this Agreement with respect to the Defaulting Party; provided, however, that if the failure or default relates to a dispute contested in good faith by the Defaulting Party, the Non-Defaulting Party may not terminate this Agreement pending the resolution of such dispute in accordance with Article V hereof. Such termination shall be effective upon giving a written notice of termination from the Non-Defaulting Party to the Defaulting Party and shall be without prejudice to any other remedy which may be available to the Non-Defaulting Party against the Defaulting Party.

                  4.3 Termination of Obligations. The Corporation specifically agrees and acknowledges that all obligations of New D&B to provide each Transition Service hereunder shall immediately cease upon the expiration of the Time Period for such Transition Service, and New D&B's obligations to provide all of the Transition Services for which New D&B is responsible hereunder shall immediately cease upon the termination of this Agreement. Upon the cessation of New D&B's obligation to provide any Transition Service, the Corporation shall immediately cease using, directly or indirectly, such Transition Service (including, without limitation, any and all software of New D&B or third party software provided through New D&B, telecommunications services or equipment, or computer systems or equipment).

                  4.4 Survival of Certain Obligations. Without prejudice to the survival of the other agreements of the parties, the following obligations shall survive the termination of this Agreement: (a) the obligations of each party under Articles III, IV, V and VI and (b) New D&B's right to receive the compensation for the Transition Services provided by it hereunder provided in
Section 2.1 above incurred prior to the effective date of termination.


                                    ARTICLE V

                               DISPUTE RESOLUTION

                  5.1 Dispute Resolution. Any disputes arising out of or in connection with this Agreement shall be settled in accordance with the dispute resolution mechanisms set forth in Article VI of the Distribution Agreement.



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                                                                               6

                                   ARTICLE VI

                                  MISCELLANEOUS

                  6.1 Complete Agreement; Construction. This Agreement, including the Appendices hereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Appendix hereto, the Appendix shall prevail. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any other Ancillary Agreement, this Agreement shall control.

                  6.2 Other Ancillary Agreements. This Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the other Ancillary Agreements.

                  6.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                  6.4 Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

                  6.5 Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

                  To the Corporation:

                  R.H. Donnelley Corporation
                  One Manhattanville Road
                  Purchase, New York  10577
                  Telecopy:  (914) 933-6899
                  Attn.:  Chief Legal Counsel

                  To New D&B:

                  The Dun & Bradstreet Corporation
                  One Diamond Hill Road
                  Murray Hill, New Jersey  07974
                  Telecopy:  (908) 665-5827
                  Attn.:  Chief Legal Counsel


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                  6.6 Waivers. The failure of any party to require strict
performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

                  6.7 Amendments. This Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

                  6.8 Assignment. This Agreement may not be assigned by either party, other than to an Affiliate of such party or pursuant to a corporate reorganization or merger, without the consent of the other party. Any assignment in contravention of this Section 6.8 shall be void.

                  6.9 Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  6.10 Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Distribution Date.

                  6.11 Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  6.12 Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  6.13 Appendices. The Appendices shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. In the event of any inconsistency between the terms of any Appendix and the terms set forth in the main body of this Agreement, the terms of the Appendix shall govern.

                  6.14 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  6.15 Consent to Jurisdiction. Each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any


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                                                                               8

process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 6.15. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  6.16 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  6.17 Laws and Government Regulations. The Corporation shall be responsible for (i) compliance with all laws and governmental regulations affecting its businesses and (ii) any use the Corporation may make of the Transition Services to assist it in complying with such laws and governmental regulations. New D&B shall not have any responsibility for the compliance by the Corporation of such Transition Services with such laws and regulations.

                  6.18 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of buyer and seller of services nor be deemed to vest any rights, interests or claims in any third parties. The parties do not intend to waive any privileges or rights to which they may be entitled.

                  6.19 Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Distribution Agreement.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Transition Services Agreement to be executed the day and year first above written.

                                         THE DUN & BRADSTREET CORPORATION



                                         By: /s/ Frank R. Noonan
                                             ----------------------------
                                            Name:  Frank R. Noonan
                                            Title: Senior Vice President


                                         THE NEW DUN & BRADSTREET CORPORATION



                                         By: /s/ Volney Taylor
                                             ----------------------------
                                            Name:  Volney Taylor
                                            Title: Chairman and Chief
                                                   Executive Officer